Presenters: Date: Earnings Conference Call – Fourth Quarter 2017 February 20, 2018 Joc O’Rourke, President and Chief Executive Officer Laura Gagnon, Vice President Investor Relations The Mosaic Company

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the anticipated benefits and synergies of our acquisition of the global phosphate and potash operations of Vale S.A. conducted through Vale Fertilizantes S.A. (now known as Mosaic Fertilizantes P&K S.A.) (the “Transaction”), other proposed or pending future transactions or strategic plans and other statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include, but are not limited to: difficulties with realization of the benefits and synergies of the Transaction, including the risks that the acquired business may not be integrated successfully or that the anticipated synergies or cost or capital expenditure savings from the Transaction may not be fully realized or may take longer to realize than expected, including because of political and economic instability in Brazil or changes in government policy in Brazil; the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions; the level of inventories in the distribution channels for crop nutrients; the effect of future product innovations or development of new technologies on demand for our products; changes in foreign currency and exchange rates; international trade risks and other risks associated with Mosaic’s international operations and those of joint ventures in which Mosaic participates, including the performance of the Wa’ad Al Shamal Phosphate Company (also known as MWSPC), the ability of MWSPC to obtain additional planned funding in acceptable amounts and upon acceptable terms, the timely development and commencement of operations of production facilities in the Kingdom of Saudi Arabia, and the future success of current plans for MWSPC and any future changes in those plans; the risk that protests against natural resource companies in Peru extend to or impact the Miski Mayo mine, which is operated by an entity in which we are the majority owner; difficulties with realization of the benefits of our long term natural gas based pricing ammonia supply agreement with CF Industries, Inc., including the risk that the cost savings initially anticipated from the agreement may not be fully realized over its term or that the price of natural gas or ammonia during the term are at levels at which the pricing is disadvantageous to Mosaic; customer defaults; the effects of Mosaic’s decisions to exit business operations or locations; changes in government policy; changes in environmental and other governmental regulation, including expansion of the types and extent of water resources regulated under federal law, carbon taxes or other greenhouse gas regulation, implementation of numeric water quality standards for the discharge of nutrients into Florida waterways or efforts to reduce the flow of excess nutrients into the Mississippi River basin, the Gulf of Mexico or elsewhere; further developments in judicial or administrative proceedings, or complaints that Mosaic’s operations are adversely impacting nearby farms, business operations or properties; difficulties or delays in receiving, increased costs of or challenges to necessary governmental permits or approvals or increased financial assurance requirements; resolution of global tax audit activity; the effectiveness of Mosaic’s processes for managing its strategic priorities; adverse weather conditions affecting operations in Central Florida, the Mississippi River basin, the Gulf Coast of the United States, Canada or Brazil, and including potential hurricanes, excess heat, cold, snow, rainfall or drought; actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental regulation, Canadian resources taxes and royalties, or the costs of the MWSPC, its existing or future funding and Mosaic’s commitments in support of such funding; reduction of Mosaic’s available cash and liquidity, and increased leverage, due to its use of cash and/or available debt capacity to fund financial assurance requirements and strategic investments; brine inflows at Mosaic’s Esterhazy, Saskatchewan, potash mine or other potash shaft mines; other accidents and disruptions involving Mosaic’s operations, including potential mine fires, floods, explosions, seismic events, sinkholes or releases of hazardous or volatile chemicals; and risks associated with cyber security, including reputational loss; as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements. All forward-looking statements speak only as of the date of this press release. Mosaic assumes no obligation, and disclaims any obligation, to update the information in this release. 2

Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures, including adjusted diluted net earnings per share guidance. For important information regarding the non-GAAP measures we present, see “Non-GAAP Financial Measures” in our February 19, 2018 earnings release and the performance data for the fourth quarter of 2017 that is available on our website at www.mosaicco.com in the “Financial Information – Quarterly Earnings” section under the “Investors” tab. The earnings release and performance data are also furnished as exhibits to our Current Report on Form 8-K dated February 19, 2018. We are not providing forward looking guidance for U.S. GAAP reported diluted net earnings per share or a quantitative reconciliation of forward-looking non-GAAP EPS. Please see “Non-GAAP Financial Measures” in our February 19, 2018 earnings release for additional information. 3

Executive Summary 4 Expanded Record of Strategic Actions Focused on $275M of Value Enhancement Improving Market Conditions Positioned to Grow Shareholder Value

Transformational Year for Mosaic 5 Asset Optimization Capital Deployment A c t i o n s ▪ Idled Plant City Concentrates Plant ▪ Additional Transformational Efforts in: • Potash • Phosphates • Corporate ▪ Increased Vale Fertilizantes value creation target to $275 million ▪ Issued Debt to Finance Vale Fertilizantes Transaction ▪ Began Deleveraging the Balance Sheet Positioned Mosaic to Outperform as Market Conditions Improve We also continued to invest and grow the business

Improving Market Conditions 9 MA P M O P 175 200 225 250 275 300 325 350 375 400 425 450 Jan-16 Jul-16 Jan-17 Jul-17 Jan-18 $ Tonne$ Tonne Source: Argus Phosphate and Potash Prices Delivered Brazil Phosphate - MAP Potash - MOP

WE ARE RESPONSIBLE, INNOVATIVE, COLLABORATIVE & DRIVEN. 10 TOGETHER, WE ARE DRIVEN TO SUCCEED.

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Q1 2018 Guidance by Segment Q1 2018 Sales Volumes (Finished Product) Potash 1.7 – 2.0 million tonnes Phosphates 1.9 – 2.2 million tonnes Mosaic Fertilizantes 1.4 – 1.7 million tonnes Q1 2018 Gross Margin Potash $50 – $60 per tonne Phosphates $55 – $65 per tonne Mosaic Fertilizantes $25 – $35 per tonne Corporate and other $(15) – $0 million

Full Year 2018 Guidance 13 Consolidated Full-Year Guidance 2018 Adjusted Earnings Per Share $1.00 to $1.50* Total SG&A $325 to $350 million Capital Expenditures $900 million to $1.1 billion Potash Sales Volumes 8.2 – 9.0 million tonnes** Phosphate Sales Volumes 8.2 – 9.0 million tonnes Mosaic Fertilizantes Sales Volumes 9.5 – 10.3 million tonnes *Reflects an increase of 34 million shares (to 386 million shares) as a result of the completion of the Vale Fertilizantes acquisition. **Reflects a change in Canpotex accounting methodology which now recognizes revenue when product is delivered to final destination, compared to prior method which recognized revenue at time of shipment from the port. The estimated timing impact on first quarter 2018 and full year 2018 sales volumes is a reduction of approximately 300,000 tonnes.

Global Phosphate Shipment Forecasts by Region (February 2018)

DAP / MAP / NPS* / TSP (Million Tonnes)	2015R	2016R	2017E	Low 2018F	High 2018F	Comments Source: IFA, CRU and Mosaic (Numbers may not sum to total due to rounding)
China	19.8	18.4	17.9	18.1	18.3	*We estimate that shipments came in a whisker shy of 18 mmt in 2017, slightly below our expectations despite a good fall and a fast start to the winter fill season (which carried over into the first several weeks of 2018). Shipments are projected to tick up this year as a result of low channel inventories and high domestic agricultural commodity prices (part of the rural revitalization initiative).*
India	9.2	9.2	9.4	9.5	9.8	*Shipments in calendar year 2017 showed moderate growth on the basis of a decent monsoon, a relatively stable rupee and supportive agricultural policies. Inventories, however, were sharply reduced and will necessitate earlier-than-typical import purchases by Indian buyers in 2018. Positive momentum to projected to continue in 2018, aided by an expected boost to the phosphate subsidy, though implementation of the Direct Benefit Scheme and affordability remain wildcards.*
Other Asia/Oceania	9.0	8.7	9.5	9.6	9.9	*Broad-based gains across the region resulted in a nearly 10% jump in shipments last year. Pakistan posted exceptional numbers, with DAP imports up ~600,000 tonnes, but increases were also notable in Indonesia, Thailand, Vietnam (despite the import duty imposed in August), Japan, South Korea, Australia and New Zealand. Assuming normal weather, we expect demand to grow at a more moderate pace in 2018.*
Europe and FSU	4.6	5.3	5.3	5.3	5.6	*Our 2017 estimate is unchanged, showing flat demand as channel inventories were worked through and farm economics in Europe were subpar. Moderate growth is projected in 2018, led by Russia, while Southern Europe is expected to act as a drag.*
Brazil	6.9	7.8	8.2	8.4	8.7	*Total phosphate shipments rose 1% in 2017, but imports of DAP/MAP/TSP were up 11% or nearly one-half a million tonnes last year. Farm economics remain OK despite the relative strength of the real and a deterioration of barter ratios due to lower crop prices (though these have recently improved) and rising fertilizer prices. We project that shipments will continue to trend higher in 2018, moderated by slightly elevated carry-in inventories.*
Other Latin America	2.8	3.6	3.6	3.7	3.9	*We have left our 2017 and 2018 estimates little-changed, calling for a pick-up in the pace of demand growth in 2018 as a result of continued profitable farm economics and lean channel inventories.*
North America	8.9	9.4	9.7	9.5	9.6	*Conducive weather kept the fertilizer application window open late – to the end of 2017. This pulled some 2018 demand into 2017. On-farm demand is expected to remain strong driven by U.S. corn, soybean and wheat acreage forecasts of 89.5-90.5, 91-92, and 45-46 million acres, respectively, and steady-to-higher application rates (required to replace large withdrawals during the last few years).*
Other	4.2	4.6	4.8	4.8	5.1	*We bumped up our 2018 forecast as a result of increasingly strong demand growth across Africa from Nigeria to South Africa to Ethiopia. Middle East demand got a boost from Iran in 2017, but we see only moderate demand growth prospects in the region in 2018.*
Total	**65.7**	**66.9**	**68.5**	**68.9**	**70.9**	*Our 2017 shipment estimate is little changed at 68.2 mmt – an increase of 2.4% or 1.6 mmt from our upwardly-revised 2016 figure. Shipments this year are forecast to increase to 69-71 mmt with a current point estimate of 69.7 mmt, a gain of 1.8% or 1.2 mmt.*

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Global Potash Shipment Forecasts by Region (February 2018)

Muriate of Potash Million Tonnes (KCl)	2015	2016	2017E	Low 2018F	High 2018F	Comments (Source: IFA, CRU and Mosaic; Numbers may not sum to total due to rounding)
China	16.4	14.0	14.8	16.0	16.2	*2017 shipments were revised down to 14.8 mmt (7.5 mmt production plus 7.3 mmt net imports). 2018 shipments are projected to rebound to more than 16 mmt (7.5 mmt production plus 8.6 mmt net imports) due to high domestic crop prices, moderate potash prices and low channel inventories especially at NPK plants.*
India	4.1	3.9	4.5	4.5	4.7	*CY 2017 shipments were revised up to 4.5 mmt based on the latest import statistics. 2018 shipments are forecast to increase to 4.6 mmt due to higher minimum support prices, a relatively strong rupee, moderate K prices and expectations for a normal monsoon this year.*
Indonesia+Malaysia	4.6	4.7	5.0	5.0	5.2	*2017 shipments were revised up based on the most recent statistics. Shipments are expected to increase again in 2018 due to still favorable palm oil and rice prices and the expectation of normal rainfall this year.*
Other Asia	4.4	4.5	5.0	4.9	5.1	*Shipments to this region jumped in 2017 led by big gains in Thailand, and Vietnam. Demand continues buoyed by good weather, favorable policies, OK crop prices and moderate K prices.*
W. Europe	4.8	5.0	4.8	4.7	4.9	*We estimate that shipments dropped in 2017 as a result of elevated channel inventories and the aftermath of the drought in southern Europe last year. Shipments are forecast to stay in the 4.8 mmt range this year.*
E. Europe+FSU	4.7	4.9	5.2	5.4	5.6	*Shipments here are following the increase in agricultural output. Demand is underpinned by mostly favorable weather, strong local-currency crop prices (bolstered by still weak currencies) and moderate K prices.*
Brazil	8.8	9.3	9.7	9.8	10.0	*Based on 2017 ANDA statistics, shipments were revised up to a record 9.7 mmt last year (.49 mmt production plus 9.20 mmt net imports). 2018 shipments are expected to increase to 9.9 mmt and potentially flirt with 10.0 mmt due to continued good weather and positive agronomic and economic demand drivers.*
Other L. America	2.6	2.8	3.0	2.9	3.1	*2017 shipments were revised up as a result of broad-based gains in Central and South America. Shipments this year are forecast to remain flat at the higher level of last year due to continued positive farm economics.*
N. America	8.8	9.4	10.4	9.6	9.9	*2017 shipments were revised up 1.0 mmt due to another strong fall application season and early positioning of 2018 needs ahead of announced price increases. In 2018, on-farm use is expected to stay flat at higher new normal levels, but shipments are projected to drop to the 9.8 mmt as some tonnage shipped last year.*
Other	2.5	2.4	2.7	2.7	2.8	*Africa accounted for about two-thirds of the increase last year. Shipments are forecast to increase modestly this year with additional but less robust gains in Africa, Oceania and the Mideast.*
Total	**61.7**	**60.8**	**65.0**	**65.5**	**67.5**	*2017 shipments were revised up to 65.0 mmt based on recent production and trade statistics – an jump of 6.9% or 4.2 mmt from 2016. All regions except Western Europe posted gains last year. Shipments this year are forecast to increase to 65.5-67.5 mmt with a point estimate of 66.7 mmt, a gain of 2.6% or 1.7 mmt.*

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Sensitivity Table: Estimated Full Year Impacts 16 ($ in millions) Impacts to PL: EPS ∆ Average MOP Price --> $10/mt $0.16 Average DAP Stripping Margin --> $10/mt $0.21 Potash Sales Volume --> 100k mt $0.02 Phosphates Sales Volume --> 100k mt $0.02 Canadian Dollar Change -->$0.01 $0.03 Brazilian Real Change --> $0.10 $0.07

Summary of Accounting Changes Description Mosaic Vale Fertilizantes Mosaic Policy Going Forward Segment Impacted Inventory – weighted average costing Weighted average costing based on a 12-month period Weighted average costing based on a one-month period One-month weighted average method will be used Mosaic North America will change to one- month weighted average method Phosphates, Potash Plant Turnaround costs Turnaround costs are expensed as incurred and are included in 12-month weighted average inventory values Turnaround costs are capitalized and depreciated over the period until the next turnaround. A portion of this expense is included in other operating expense line Turnaround costs will be expensed as incurred and will not be included in weighted average inventory values Expense included in cost of goods sold Phosphates, Potash, Mosaic Fertilizantes 17

Summary of Accounting Changes Description Mosaic Vale Fertilizantes Mosaic Policy Going Forward Segment Impacted Depreciation Units of production used for phosphates and potash mine assets; straight-line used for phosphates concentrate plants Units of production used for mineral rights; straight-line used for all other assets Mosaic’s existing policy will be followed; asset lives will be conformed to existing Mosaic guidelines Mosaic Fertilizantes Freight billed to customers Amounts billed to customers recorded within net sales, with costs recorded in cost of goods sold Net of amount billed to customer and costs are recorded within net sales Mosaic’s existing policy will be followed Mosaic Fertilizantes 18